UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2007

GENESIS TECHNOLOGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	333-86347	65-1130026
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

7900 Glades Road, Suite 420, Boca Raton, Florida 33434

(Address of Principal Executive Offices) (Zip Code)

(561) 988-9880

(Registrant’s Telephone Number, Including Area Code)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Genesis signed a contract with The Jin Ma Group Company, Ltd. (“Jin Ma”), a real estate development company in Western China, to globalize its operations in the areas of real estate construction and hospitality. Having successfully completed a reverse acquisition with Speedhaul Holdings, Inc., Jin Ma began operating in the U.S. as Gold Horse International, Inc. (OTCBB:SPEH.OB – News). Genesis Equity Partners received a 33% equity position in the new Gold Horse public company and will also receive ongoing consulting fees for coordination and oversight of its U.S. business activities. Genesis funded certain acquisition costs relative to the reverse acquisition.

In order to complete that transaction, Kenneth Clinton, the Company’s Chief Operating Officer and a Director, provided a loan to Genesis of $325,000 which, in turn, allowed Genesis Equity Partners to finalize the Gold Horse private to public project. In exchange, Genesis issued to Mr. Clinton its secured promissory note in the amount of $325,000 which, in lieu of interest, provides Mr. Clinton with a 20% interest in the 33% equity position obtained by Genesis in Gold Horse. The note matures on December 30, 2007 and is secured by a pledge of 3,250,000 shares held by Genesis in Lotus Pharmaceuticals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS TECHNOLOGY GROUP, INC.

By:	/s/ Gary Wolfson Gary Wolfson Chief Executive Officer

DATED: July 11, 2007